UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2026

AGEAGLE AERIAL SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-36492	88-0422242
(Commission File Number)	(IRS Employer Identification No.)

8201 E. 34th Street N, Suite 1307
Wichita, Kansas	67226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (620) 325-6363

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	UAVS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 22, 2026, a special meeting of stockholders (the “Special Meeting”) of AgEagle Aerial Systems Inc. (the “Company”) was held. Each proposal presented at the Special Meeting is described in the Company’s definitive proxy statement for the Special Meeting, which was filed with the Securities and Exchange Commission on December 9, 2025. The matters that were voted upon at the Special Meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to each such matter are set forth below.

1. Series G Issuance Proposal.

The issuance of shares of the Company’s common stock issuable upon the conversion of 100,000 shares of the Company’s Series G Convertible Preferred Stock, par value $0.001 per share, with an initial conversion price equal to $1.23 per share, was approved, with the following votes tabulated:

For	Against	Abstain	Broker Non-Vote
7,443,238	942,640	83,594	12,316,989

2. Equity Incentive Plan Amendment Proposal.

The amendment to the Company’s 2017 Omnibus Equity Incentive Plan was approved, with the following votes tabulated:

For	Against	Abstain	Broker Non-Vote
7,058,612	1,321,797	89,063	12,316,989

3. Ratification of Accountants Proposal.

The appointment of Grassi & Co., CPAs, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 was ratified, with the following votes tabulated:

For	Against	Abstain	Broker Non-Vote
19,846,486	658,143	281,832	0

4. ESPP Proposal.

The AgEagle Aerial Systems Inc. Employee Stock Purchase Plan was approved, with the following votes tabulated:

For	Against	Abstain	Broker Non-Vote
8,012,942	412,061	44,469	12,316,989

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGEAGLE AERIAL SYSTEMS INC.

Date: January 26, 2025	By:	/s/ Alison Burgett
Alison Burgett
Chief Financial Officer